EXHIBIT 23.1a

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-85555) pertaining to NexPub, Inc.'s 1999 Stock Incentive Plan of our report dated February 6, 2001 (with respect to Note C, February 23, 2001) on our audits of the financial statements as of December 21, 2000 and for the years ended December 31, 2000 and 1999 which report is included in the annual report on Form 10-KSB for the year ended December 31, 2000.



Richard A. Eisner & Company, LLP

New York, New York
April 2, 2001